   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1998
                             SUBJECT TO AMENDMENT
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                           FEDERAL-MOGUL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                --------------
               MICHIGAN                              38-0533580
    (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)
                          26555 NORTHWESTERN HIGHWAY
                          SOUTHFIELD, MICHIGAN 48034
                                (248) 354-7700
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           EDWARD W. GRAY, JR., ESQ.
                           FEDERAL-MOGUL CORPORATION
                          26555 NORTHWESTERN HIGHWAY
                          SOUTHFIELD, MICHIGAN 48034
                                (248) 354-7700
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                --------------
  The Commission is requested to mail signed copies of all orders, notices and communications to:
         LAURENT ALPERT, ESQ.                   THOMAS A. COLE, ESQ.
  CLEARY, GOTTLIEB, STEEN & HAMILTON               SIDLEY & AUSTIN
           ONE LIBERTY PLAZA                  ONE FIRST NATIONAL PLAZA
       NEW YORK, NEW YORK 10006                CHICAGO, ILLINOIS 60603
            (212) 225-2000                         (312) 853-7000
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-56725

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                                           PROPOSED
                                            PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM       AGGREGATE     AMOUNT OF
    SECURITIES TO BE          TO BE      OFFERING PRICE    OFFERING    REGISTRATION
       REGISTERED         REGISTERED(1)  PER SHARE(2)      PRICE(3)        FEE
-----------------------------------------------------------------------------------
Common Stock, without                                   $168,728,750   $46,906.60
 par value
-----------------------------------------------------------------------------------

-----------
(1) Such indeterminate number or amount of Common Stock as may be issued at indeterminate prices. The amount registered is in United States dollars.

(2) The proposed maximum offering price per unit will be determined from time to time by the Registrant or the Selling Shareholders in connection with the issuance by the Registrant or the sale by the Selling Shareholders of the securities registered hereunder.

(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933. The aggregate public offering price of the Common Stock offered by Federal-Mogul Corporation will not exceed $168,728,750. Does not include $843,643,750 of securities registered pursuant to Registration Statement Number 333-56725 as to which a fee of $248,874.91 was paid.

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on form S-3 (Reg. No. 333-56725) filed by Federal-Mogul Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on June 12, 1998, as amended, including the exhibits thereto, and declared effective by the Commission on June 16, 1998, is incorporated herein by reference. This Registration Statement also contains exhibits 5.2, 23.4, 23.5,
23.6 and 24.1.

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                             DESCRIPTION
  -------                            -----------

  5.2      Opinion of David M. Sherbin, Esq.

 23.4      Consent of Ernst & Young LLP

 23.5      Consent of KPMG Audit Plc

 23.6 Consent of David M. Sherbin, Esq. (included in the opinion filed as Exhibit 5.1)

 24.1      Power of Attorney (included in Part II of this
           Registration Statement)



                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SOUTHFIELD, MICHIGAN ON THE 24th DAY OF NOVEMBER, 1998.

                                          Federal-Mogul Corporation

                                          By:     /s/ David M. Sherbin
                                              ---------------------------------
                                                     David M. Sherbin
                                                 Associate General Counsel

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Bozynski, David M. Sherbin and Edward W.
Gray, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of November, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


           /s/ Richard A. Snell             Chairman of the Board, President, Chief
___________________________________________   Executive Officer and Director (Principal
             Richard A. Snell                 Executive Officer)

           /s/  Thomas W. Ryan              Executive Vice President and Chief
___________________________________________   Financial Officer (Principal Financial
              Thomas W. Ryan                  Officer)

         /s/ Kenneth P. Slaby               Vice President and Controller (Principal
___________________________________________   Accounting Officer)
             Kenneth P. Slaby

          /s/  John J. Fannon               Director
___________________________________________
              John J. Fannon

         /s/ Roderick M. Hills              Director
___________________________________________
             Roderick M. Hills

            /s/ Paul S. Lewis               Director
___________________________________________
             Paul S. Lewis

                                            Director
___________________________________________
              Antonio Madero

         /s/ Robert S. Miller, Jr.          Director
___________________________________________
           Robert S. Miller, Jr.

          /s/ John C. Pope                  Director
___________________________________________
               John C. Pope

                                            Director
___________________________________________
          Sir Geoffrey Whalen


                                     II-2